Exhibit 99.3

                           FIVE YEAR CREDIT AGREEMENT

                          Dated as of February 15, 2005


                  CYTEC INDUSTRIES INC., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") and issuers of letters of credit ("Initial Issuing Banks") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC., as lead arranger and book manager, WACHOVIA BANK, NATIONAL ASSOCIATION and ABN AMRO BANK N.V., as syndication agents, CALYON NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and SUNTRUST BANK, as documentation agents, and CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition" means the Company's acquisition of the Surface Specialties business of UCB SA.

                  "Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications,
         (b) in the case of Advances denominated in Euros, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

                  "Agreement Value" means, for any Hedge Agreement on any date of determination, the amount, if any, that would be payable to the Hedge Bank party to such Hedge Agreement in respect of "agreement value" as though such Hedge Agreement were terminated on such date, calculated as provided in such Hedge Agreement.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

                  "Applicable Margin" means, for any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

--------------------------------------------------------------------------------
      Public Debt Rating   Applicable Margin for       Applicable Margin for
         S&P/Moody's         Base Rate Advances     Eurocurrency Rate Advances
--------------------------------------------------------------------------------
Level 1
BBB+ or Baa1 or above              0.000%                     0.500%
--------------------------------------------------------------------------------
Level 2
BBB or Baa2                        0.000%                     0.600%
--------------------------------------------------------------------------------
Level 3
BBB- and Baa3                      0.000%                     0.700%
--------------------------------------------------------------------------------
Level 4
BBB- or Baa3                       0.000%                     0.750%
--------------------------------------------------------------------------------
Level 5
BB+ or Ba1                         0.075%                     1.075%
--------------------------------------------------------------------------------
Level 6
Lower than Level 5                 0.525%                     1.525%
--------------------------------------------------------------------------------

         provided, for the period from the Effective Date until March 31, 2005, and thereafter so long as the Leverage Ratio is greater than 3.50 to 1.00, the Applicable Margin shall be increased by 0.125% per annum, such increase to be determined by reference to the ratio in effect from time to time, provided further that any change in the Applicable Margin based upon the Leverage Ratio shall be effective on and as of the first day of each fiscal quarter, determined by the financial statements required to be delivered pursuant to Section 5.01(k) for the preceding fiscal quarter or fiscal year, as the case may be, and the related certificate of the chief financial officer of the Company demonstrating such ratio.

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

              ---------------------------------------------------------
              Public Debt Rating Applicable
                S&P/Moody's Percentage
              ---------------------------------------------------------
              Level 1
              BBB+ or Baa1 or above                  0.125%
              ---------------------------------------------------------
              Level 2
              BBB or Baa2                            0.150%
              ---------------------------------------------------------
              Level 3
              BBB- and Baa3                          0.175%
              ---------------------------------------------------------
              Level 4
              BBB- or Baa3                           0.250%
              ---------------------------------------------------------
              Level 5
              BB+ or Ba1                             0.300%
              ---------------------------------------------------------
              Level 6
              Lower than Level 5                     0.350%
              ---------------------------------------------------------

                  "Applicable Utilization Fee" means, as of any date that the sum of the aggregate principal amount of the Advances plus the Available Amount of all Letters of Credit outstanding exceeds 33% of the aggregate Revolving Credit Commitments, 0.125%.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if
                  there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one  percent  per annum  above the Federal
                  Funds Rate.

                  "Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

                  "Borrowing"  means  a  borrowing  consisting  of  simultaneous
         Advances  of the same  Type  made by each of the  Lenders  pursuant  to
         Section 2.01(a).

                  "Borrowing Minimum" means, in respect of Advances denominated in Dollars, $5,000,000 and in respect of Advances denominated in Euros,
         (euro)5,000,000.

                  "Borrowing Multiple" means, in respect of Advances denominated in Dollars, $1,000,000 and in respect of Advances denominated in Euros,
         (euro)1,000,000.

                  "Borrowers"   means,   collectively,   the   Company  and  the
         Designated Subsidiaries from time to time.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
         Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Citibank" means Citibank, N.A.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Confidential Information" means information that the Company furnishes to the Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Company.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Invested Amounts, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
         (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
         (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (it being understood that the amount of such Debt described in this clause (i) shall be deemed to be the lesser of the principal amount of such Debt and the value of the property subject to such Lien).

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Designated   Subsidiary"   means  any   direct  or   indirect
         wholly-owned   Subsidiary  of  the  Company  designated  for  borrowing
         privileges under this Agreement pursuant to Section 9.09.

                  "Designation Agreement" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

                  "Dollars" and the "$" sign each means lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, (e) extraordinary or non-recurring non-cash losses and (f) cash losses related to Hedge Agreements entered into between October 1, 2004 and February 15, 2005 included in determining such net income (or net loss), less (i) extraordinary or non-recurring non-cash gains and (ii) cash gains related to Hedge Agreements entered into between October 1, 2004 and February 15, 2005 included in determining such net income (or net loss), in each case determined in accordance with GAAP for such period. For the purposes of calculating EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

                  "Environmental Action" means any administrative, regulatory or judicial action, suit, legal demand, demand letter, legal claim, notice of non-compliance or violation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health or safety as it relates to any Hazardous Material or to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to any Hazardous Material or damage to natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental    Permit"   means   any   permit,    approval,
         identification number, license or other authorization required under any Environmental Law.

                  "Equivalent" in Dollars of Euros on any date means the equivalent in Dollars of Euros determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for Euros in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in Euros of Dollars means the equivalent in Euros of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Euros for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.


                  "EURIBO Rate" means, for any Interest Period, the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service), as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

                  "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European
         Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

                  "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency  Rate" means,  for any Interest  Period for each
         Eurocurrency Rate Advance comprising part of the same Borrowing, (a) in the case of any Advance denominated in Dollars, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (b) in the case of any Advance denominated in Euros, the EURIBO Rate. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
         Section 2.08.

                  "Eurocurrency  Rate Advance"  means an Advance  denominated in
         Dollars  or  Euros  that  bears   interest   as   provided  in  Section
         2.07(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve
         System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements (other than non-financial commodities contracts).

                  "Hedge Bank" means any financial institution with which the Company has entered into a Hedge Agreement.

                  "Information Memorandum" means the information memorandum dated November 15, 2004 used by the Agent in connection with the syndication of the Commitments.

                  "Interest Expense" means the sum of interest on, and amortization of debt discount, in respect of Debt of the Company and its Subsidiaries, plus the discount or yield in respect of Invested Amounts for the period of time under consideration. For the purposes of calculating Interest Expense for any period, if during such period the Company or any Subsidiary shall have made an acquisition, Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period

                  "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine months, as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) such Borrower may not select any Interest  Period
                  that ends after the Termination Date;

                           (b) Interest Periods  commencing on the same date for
                  Eurocurrency  Rate  Advances   comprising  part  of  the  same
                  Borrowing shall be of the same duration;

                           (c) in the case of any such Borrowing,  such Borrower
                  shall not be entitled to select an Interest Period having duration of nine months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by such Borrower in the applicable Notice of Borrowing as the desired alternative to an Interest Period of nine months;

                           (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Invested Amounts" means the amounts invested by investors that are not Affiliates of the Company in connection with a receivables securitization program and paid to the Company or any of its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.

                  "issuance" with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

                  "Issuing Bank" means an Initial Issuing Bank or any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "L/C Cash Deposit Account" means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

                  "L/C Related Documents" has the meaning specified in Section 2.06(b)(i).

                  "Lenders" means, collectively, each Initial Lender, each Issuing Bank and each Person that shall become a party hereto pursuant to Section 9.07.

                  "Letter  of  Credit"  has the  meaning  specified  in  Section
         2.01(b).

                  "Letter of Credit  Agreement"  has the  meaning  specified  in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers and their specified Subsidiaries in (a) the Dollar amount set forth opposite the Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to
         Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", in each case as such amount may be reduced prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, (b) $75,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Leverage Ratio" means, as of any date of determination, the ratio of Total Consolidated Debt as at the end of the most recently ended fiscal quarter of the Company for which financial statements are required to be delivered pursuant to Section 5.01(k) to EBITDA on a Consolidated basis for the Company and its Subsidiaries for the period of four most recently ended fiscal quarters of the Company for which financial statements are required to be delivered pursuant to Section 5.01(k).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Agreements" means this Agreement, the $700,000,000 364-Day Term Loan Agreement, dated the date hereof, among the Company, the lenders parties thereto and CNAI, as agent, and the $725,000,000 Five Year Term Loan Agreement, dated the date hereof, among the Company, the lenders parties thereto and CNAI, as agent.

                   "Loan  Documents"   means  this  Agreement,   the  Subsidiary
         Guaranty, if any, and the Notes, if any.

                  "Loan   Party"  means  each   Borrower  and  each   Subsidiary
         Guarantor, if any.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, or properties of the Company and its Subsidiaries taken as a whole.

                  "Material  Adverse Effect" means a material  adverse effect on
         (a) the business, condition (financial or otherwise), operations, or properties of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

                  "Material Subsidiary" means, at any time, a Subsidiary of the Company having at least 1% of the total Consolidated assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Company) or at least 1% of the total Consolidated revenues of the Company and its Subsidiaries for the twelve month period ending on the last day of the most recent fiscal quarter of the Company.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section
         2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advance made by such Lender to such Borrower.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "Payment Office" means such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted  Liens" means such of the  following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days unless such obligations are being contested in good faith and by proper proceedings and as to which reserves required to be maintained in accordance with GAAP are maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
         Plan.

                  "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. For purposes of the foregoing,
         (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined assuming that the other rating agency's rating is set at the same level; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that Level 3 shall not be available if the ratings established by S&P and Moody's shall fall within different levels, and provided further that if the lower of such ratings is more than one level below the higher of such ratings, the Applicable Margin and Applicable Percentage will be determined based on the level immediately above the lower of such ratings (or two levels above the lower of such ratings if the lower of such ratings is Level
         3); (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and
         (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Ratable Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.07 or 6.01, such Lender's
         Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.07 or 6.01, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination).

                  "Ratings Trigger" means the earlier of (a) the date that S&P reduces the Public Debt Rating so that it is lower than BBB- or (b) the date that Moody's reduces the Public Debt Rating so that it is lower than Baa3.

                  "Reference Banks" means Citibank, ABN AMRO Bank N.V. and Wachovia Bank, National Association.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Required Lenders" means at any time Lenders owed in excess of 50% of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having in excess of 50% of the Revolving Credit Commitments.

                  "Revolving Credit Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof as such Lender's "Revolving Credit Commitment" or (b) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Significant Subsidiary" means, at any time, a Subsidiary of the Company having at least 2% of the total Consolidated assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Company) or at least 2% of the total Consolidated pro forma revenues of the Company and its Subsidiaries for the twelve month period ending on the last day of the most recent fiscal quarter of the Company.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Sub-Agent" means Citibank International plc.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Subsidiary Guarantors" means the wholly owned U.S. domestic Material Subsidiaries of the Company that shall be required to execute and deliver a guaranty pursuant to Section 5.01(l).

                  "Subsidiary Guaranty" has the meaning specified in Section 5.01(l)(i).

                  "Termination Date" means the earlier of (a) February 15, 2010 and (b) the date of termination in whole of the Commitments pursuant to
         Section 2.05 or 6.01.

                  "Total Consolidated Debt" means all Debt that would, in accordance with GAAP, appear on the Consolidated balance sheet of the Company and its Subsidiaries.

                  "Unissued Letter of Credit Commitment" means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers or their specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

                  "Unused Commitment" means, with respect to each Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus
         (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by such Lender and outstanding at such time.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. For purposes of calculating the financial covenants hereunder, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles on the date hereof ("GAAP").

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

                  SECTION 2.01. The Advances and Letters of Credit. (a) The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount (based in respect of any Advances to be denominated in Euros by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed such Lender's Unused Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrowers may borrow under this
Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

                  (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a "Letter of Credit") denominated in Dollars for the account of any Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date. Within the limits referred to above, the Borrowers may from time to time request the issuance of Letters of Credit under this Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03(c), each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Euros, or (z) 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or facsimile. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, by telecopier or facsimile in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount and currency of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period.

                  Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Euros, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than twelve separate Borrowings.

                  (c) Each Notice of Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Euros. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof. Each such notice by a Borrower of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telecopier or telephone, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit (which shall not be later than 10 Business Days before the Termination Date), (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank may specify to the applicable Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Ratable Share of the Available Amount of such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender's Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to such Borrower for any reason, which amount will be advanced, and deemed to be an Advance to such Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.03. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Ratable Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

                  (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the applicable Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which shall be a Base Rate Advance, in the amount of such draft, without regard to whether the making of such an Advance would exceed such Issuing Bank's Unused Commitment. Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the applicable Borrower and the Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the applicable Borrower, each Lender shall pay to the Agent such Lender's Ratable Share of such outstanding Advance pursuant to Section 2.03(b). Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Letter of Credit Reports.  Each Issuing Bank shall furnish
(A) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (e) Failure to Make Advances. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

                  SECTION 2.04. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 2005, and on the Termination Date.

                  (b) Letter of Credit Fees. (i) Each Borrower shall pay to the Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued for the account of such Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances in effect from time to time plus the Applicable Utilization Fee, if any, during such calendar quarter, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended March 31, 2005, and on the Termination Date; provided that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if such Borrower is required to pay default interest pursuant to Section 2.07(b).

                  (ii) Each Borrower shall pay to each Issuing Bank, for its own account, a fronting fee of 0.125% of the Available Amount of each Letter of Credit issued by such Issuing Bank for the account of such Borrower, on the date of such issuance, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as such Borrower and such Issuing Bank shall agree.

                  (c) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

                  SECTION 2.05. Optional Termination or Reduction of the Commitments. The Company shall have the right, upon at least two Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.06. Repayment of Advances and Letter of Credit Drawings. (a) Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances made to such Borrower then outstanding.

                  (b) The obligations of each Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by such Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):

                  (i) any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, any Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

Notwithstanding the foregoing, any Issuing Bank paying any draft under a Letter of Credit shall remain responsible to such Borrower for its own gross negligence or willful misconduct.

                  SECTION 2.07. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus
         (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder upon demand whether or not previously required by the Agent.

                  (c) Additional Interest on Eurocurrency Rate Advances. For so long as any Lender maintains reserves against Eurocurrency Liabilities, each Borrower shall pay to the Agent for the account of each such Lender additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender made to it, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting, in the case of Advances, (a) the Eurocurrency Rate for the Interest Period for such Advance from (b) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the applicable Borrower through the Agent.

                  SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon (A) the Borrower of such Eurocurrency Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in Euros, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in Euros, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in Euros, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

                  (f) If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances,

                  (i) the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

                  (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency
         Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in Euros, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                     SECTION 2.09. Optional Conversion of Advances. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.08 and 2.12, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

                  SECTION 2.10. Prepayments of Advances. (a) Optional. Each Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                  (b) Mandatory. (i) If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus the aggregate
Available Amount of all Letters of Credit then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Euros then outstanding exceeds 105% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the earliest to occur of the last day of the Interest Period of the outstanding Eurocurrency Rate Advances in an aggregate amount equal to the excess of such required prepayment. The Agent shall give prompt notice of any prepayment required under this Section 2.10(b)(i) to the Company and the Lenders, and shall provide prompt notice to the Company of any such notice of required prepayment received by it from any Lender.

                  (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrowers shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Company and the Lenders.

                  SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section
2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or Euros or to fund or maintain Eurocurrency Rate Advances in Dollars or Euros hereunder,
(a) each Eurocurrency Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in Euros), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in Euros, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for Euros) on the day when due in Euros to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.04(b)(ii), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending
Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Euros.

                  (f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into Dollars or into Euros or from Dollars to Euros or from Euros to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that each Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(f).

                  SECTION 2.14. Taxes. (a) Any and all payments by each Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with
Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of such Borrower through an account or branch outside the United States or by or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection
(d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Company with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Company with the appropriate form, certificate or other document described in Section 2.14(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Company shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than as payment of an Advance made by an Issuing Bank pursuant to the first sentence of Section 2.03(c) or pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

                  (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                  SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of such Borrower and its Subsidiaries, including acquisitions.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Section
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions have been satisfied:

                  (a) There shall have occurred no Material Adverse Change since December 31, 2003.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that (i) the Information Memorandum (other than the financial projections included therein), as supplemented by any filings made by the Company with the Securities and Exchange Commission prior to December 3, 2004, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made or (ii) the financial projections included in the Information Memorandum were not prepared in good faith based upon reasonable assumptions at the time prepared (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized); and without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have requested.

                  (d) The Company shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (e) The Company shall have paid all accrued fees (including the fees described in the Information Memorandum) and expenses of the Agent and the Lenders (including the invoiced accrued fees and expenses of counsel to the Agent).

                  (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                           (i) The representations  and warranties  contained in
                  Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that
                  constitutes a Default.

                  (g) The Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance satisfactory to the Agent:

                           (i) The Notes to the Lenders to the extent  requested
                  by any Lender pursuant to Section 2.16.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Company approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party.

                           (iii) A certificate  of the Secretary or an Assistant
                  Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

                           (iv) An environmental  assessment update report dated
                  June 30, 2004 in form and scope reasonably satisfactory to the Lenders prepared by the Company as to any material environmental hazards or liabilities to which the Company or any of its Subsidiaries may be subject, and the Lenders shall be reasonably satisfied that the amount and nature of any such hazards or liabilities shall not be materially greater than disclosed in the financial statements of the Company for the fiscal quarter ended September 30, 2004 and with the Company's plans with respect thereto.

                           (v) A favorable opinion of Roy Smith, General Counsel
                  for the Company, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date:

                  (a) The Notes of such Designated Subsidiary to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

                  (b) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

                  (d) A certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and the Notes to be delivered by it and to perform its obligations hereunder and thereunder.

                  (e) A Designation Agreement duly executed by such Designated Subsidiary and the Company.

                  (f) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the form of Exhibit D hereto, and as to such other matters as any Lender through the Agent may reasonably request.

                  (g) Such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Initial Borrowing or Issuance. The obligation of each Lender and Issuing Bank to make an Advance on the occasion of the initial Borrowing or issue a Letter of Credit on the occasion of the initial Letter of Credit issued hereunder, whichever shall be earlier, shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or date of such issuance (whichever is applicable):

                  (a) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by any Borrower of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or date of such issuance such statements are true):

                  (i) the  representations  and warranties  contained in Section
         4.01 (except the representation set forth in the last sentence of subsection (e) thereof) and, in the case of any Borrowing or issuance made to or on behalf of a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct on and as of such date, before and after giving effect to such Borrowing or such issuance and to the application of the proceeds therefrom, as though made on and as of such date,

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or such issuance (as the case may be) or from the application of the proceeds therefrom, that constitutes a Default,

                  (iii) all governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, all applicable waiting periods in connection with the Acquisition shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the reasonable judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby, and

                  (iv) all conditions precedent to the consummation of the Acquisition (other than the payment of cash consideration from, among other sources, the proceeds of the initial Borrowing hereunder) shall have been satisfied substantially in accordance with the terms of the Stock and Asset Purchase Agreement dated as of October 1, 2004 between UCB SA and the Company, as amended though February 8, 2005, without any waiver or amendment not consented to by the Required Lenders of any material term, provision or condition set forth therein, and in compliance with all applicable laws.

                  (b) The Company's Public Debt Rating shall be not lower than BBB- from S&P and not lower than Baa3 from Moody's.

                  (c) The Agent shall have received on or before the date of such Borrowing, in form and substance satisfactory to the Agent and in sufficient copies for each Lender, copies of the audited financial statements of the Surface Specialties business of UCB SA as at December 31, 2003 prepared in accordance with generally accepted accounting principles in Belgium; and

                  (d) The Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                      SECTION 3.04. Conditions Precedent to Each Borrowing or Issuance. The obligation of each Lender to make an Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing and the obligation of each Issuing Bank to issue a Letter of Credit shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or such issuance (as the case may be) (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance, and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or date of such issuance such statements are true):

                  (i) the  representations  and warranties  contained in Section
         4.01 (except the representations set forth in the last sentence of subsection (e) thereof) and, in the case of any Borrowing of issuance made to or on behalf of a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct on and as of such date, before and after giving effect to such Borrowing or such issuance and to the application of the proceeds therefrom, as though made on and as of such date

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or such issuance (as the case may be) or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.05. Determinations Under Section 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Agent, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  (a) Each Loan Party is an entity duly organized and validly existing and, if applicable to such entity, in good standing under the laws of its jurisdiction of organization.

                  (b) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other action, and do not contravene (i) such Loan Party's charter or by-laws or (ii) law or any contractual restriction (other than any immaterial contractual restriction) binding on or affecting such Loan Party.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party.

                  (d) This Agreement has been, and each of other Loan Documents to be delivered by it when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with their respective terms.

                  (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2003, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2004, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 2004, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2003, there has been no Material Adverse Change.

                  (f) There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

                  (g) Following application of the proceeds of each Advance, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(f) or subject to any restriction contained in any agreement or instrument between the Company and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (h) Other than as set forth on Schedule 4.01(h), the operations and properties of the Company and each of its Subsidiaries comply in all respects with all applicable Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance with all such Environmental Permits, except to the extent that any such noncompliance or failure to obtain any necessary permits would not be reasonably expected to have a Material Adverse Effect, and to the knowledge of the Company, no circumstances exist that would be reasonably expected to (i) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that would have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law that would have a Material Adverse Effect.

                  (i) Other than the properties set forth on Schedule 4.01(i) or such other properties as to which a Material Adverse Effect would not reasonably be expected to result, none of the properties currently or formerly owned or operated by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list.

                  (j) Other than the locations set forth on Schedule 4.01(j) or such other locations as to which a Material Adverse Effect would not reasonably be expected to result, neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list; other than as set forth on Schedule 4.01(j), Hazardous Materials have not been released or disposed of on any property currently or formerly owned or operated by the Company or any of its Subsidiaries in a manner which would reasonably be expected to result in a Material Adverse Effect; and except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect, all Hazardous Materials have been used, treated, handled, stored and disposed of on such properties in compliance with all applicable Environmental Laws and Environmental Permits.

                  (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan other than such ERISA Events as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (l) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which will have been filed with the Internal Revenue Service and furnished to the Agent is complete and accurate in all material respects and fairly presents the funding status of such Plan as of the date set forth therein, and since the date of such Schedule B there has been no change in such funding status that would reasonably be expected to result in a Material Adverse Effect.

                  (m) Neither the Company nor any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Internal Revenue Code) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.

                  (n) Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or
(o) of  Section  414 of the  Internal  Revenue  Code) has been  notified  by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best of the Company's knowledge, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (o) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Company, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (p) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (q) None of the Loan Parties or any of their  Subsidiaries  is
(i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or
(ii)(A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, and the proceeds from any Advances hereunder will not be used to fund any operations in, finance any investments or activities in, or make any payments to, any such country, agency, organization or person.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except to the extent that any such non-compliance, in the aggregate, would not have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property except to the extent that any such non-payment, in the aggregate, would not have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which any reserves required to be maintained in accordance with GAAP are maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and exercise its commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits applicable to its operations and properties except to the extent that the failure so to comply would not reasonably be expected to result in a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties except to the extent that the failure to obtain or renew any of such Environmental Permits would not reasonably be expected to result in a Material Adverse Effect; and to the extent required by Environmental Laws conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in all material respects in accordance with the requirements of all applicable Environmental Laws except to the extent that the failure so to comply would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and reserves appropriate in the reasonable judgment of the Company and its accountants are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates; provided, however, that the Company and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (charter and statutory) and material franchises; provided, however, that the Company and its Subsidiaries may consummate any merger or consolidation permitted under
         Section 5.02(b) and provided further that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not materially disadvantageous to the Company and its Subsidiaries, taken as a whole, or to the Lenders.

                  (f) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants unless such accountants reasonably object to such discussions.

                  (g) Preparation of Environmental Reports. If a Default caused by reason of breach of Section 4.01(f) with respect to environmental matters (including, without limitation, with respect to any Environmental Action), (h), (i) or (j) or 5.01(c) shall have occurred and be continuing, at the reasonable request of the Required Lenders through the Agent, provide to the Lenders within 90 days after such request, at the expense of the Company, an environmental site assessment report for the properties associated with such Default and described in such request, prepared by an environmental consulting firm acceptable to the Agent, indicating the presence or absence of Hazardous Materials in violation of or requiring remediation under Environmental Laws and the estimated cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on such properties.

                  (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided that neither the Company nor any of its Subsidiaries shall be required to preserve any properties if the Board of Directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not materially disadvantageous to the Company and its Subsidiaries, taken as a whole, or to the Lenders.

                  (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, other than with respect to transactions between the Company and its wholly owned Subsidiaries or between wholly owned Subsidiaries, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary (considered as a whole, in conjunction with all other relationships and arrangements with such Affiliates and consistent with prudent business practices) than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (k)  Reporting   Requirements.   Furnish  to  the  Agent  (for
         distribution by the Agent to the Lenders):

                           (i) as soon as  available  and in any event within 45
                  days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section
                  5.03 and to determine the Leverage Ratio, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (ii) as soon as available  and in any event within 90
                  days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG LLP or other independent public accountants acceptable to the Required Lenders, and certificates of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 and to determine the Leverage Ratio, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (iii) as soon as  possible  and in any  event  within
                  five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof, to
                  the extent not publicly available through the electronic data gathering and retrieval facilities of the Securities and Exchange Commission (in which case the Company shall promptly notify the Agent of the availability of such information from such sources), copies of all reports that the Company sends to its securityholders generally, and copies of all reports and registration statements that the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (other than any reports on Form 11-K and any registration statements filed on Form S-8 or their equivalents);

                           (v) promptly after the commencement  thereof,  notice
                  of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f);

                           (vi) promptly after an officer of the Company knows or should know of the occurrence thereof, notice of any condition or occurrence on any property of the Company or any of its Subsidiaries that results in a material noncompliance by or material liability with respect to the Company or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit which would reasonably be expected to (A) form the basis of an Environmental Action against the Company or any of its Subsidiaries or such property that would be reasonably expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would be reasonably expected to have a Material Adverse Effect;

                           (vii) promptly and in any event within 15 days after the employee of the Company responsible for ERISA matters or the employee of an ERISA Affiliate responsible for ERISA matters knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Company describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto;

                           (viii) promptly and in any event within three Business Days after receipt thereof by the Company or any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code), copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                           (ix) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

                           (x) promptly and in any event within 10 Business Days
                  after receipt thereof by the Company or any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) from the sponsor of a Multiemployer Plan, copies of each notice concerning (x) the imposition of Withdrawal Liability by any such Multiemployer Plan, (y) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (z) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in clause (x) or (y); and

                           (xi) such other information respecting the Company or
                  any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                  (l) Covenant to Guarantee Obligations. Upon the occurrence of the Ratings Trigger, and thereafter upon the formation or acquisition of any new direct or indirect wholly-owned U.S. domestic Material Subsidiary by any Loan Party, the Company shall, in each case at the Company's expense:

                           (i) within 10 Business Days after the Ratings Trigger
                  or such formation or acquisition, cause each direct or indirect wholly-owned U.S. domestic Material Subsidiary, and cause each direct and indirect wholly-owned U.S. domestic parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent (A) a guaranty in substantially the form of Exhibit F hereto or a guaranty supplement in the form attached thereto (each such guaranty or guaranty supplement, together with each other guaranty and guaranty supplement delivered pursuant to this Section 5.01(l), in each case as amended, the "Subsidiary Guaranty"), duly executed by each such Subsidiary, (B) certified copies of the resolutions of the Board of Directors of such Subsidiary approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party and (C) a certificate of the Secretary or an Assistant Secretary of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

                           (ii) within 30 days after the Ratings Trigger or such
                  formation or acquisition, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the Lenders, of counsel for the Loan Parties acceptable to the Agent as to such guaranties and guaranty supplements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request, and

                           (iii) at any time  and  from  time to time,  promptly
                  execute and deliver any and all further instruments and documents and take all such other action as the Agent may reasonably deem necessary in obtaining the full benefits of such guaranties.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                            (i)  Permitted Liens,

                           (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition or improvement of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired or improved (except to the extent that construction financing may result in an encumbrance on the underlying fee or leasehold), and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause
                  (ii) shall not exceed $200,000,000 at any time outstanding,

                           (iii) the Liens  existing on the  Effective  Date and
                  described on Schedule 5.02(a) hereto,

                           (iv) Liens on  property  of a Person  existing at the
                  time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,

                           (v) other  Liens (A)  securing  Debt in an  aggregate
                  principal amount not to exceed $50,000,000 at any time outstanding, or (B) that arise in connection with receivables securitization programs, in an aggregate principal amount not to exceed $150,000,000 at any time outstanding (for purposes of this clause (B), the "principal amount" of a receivables securitization program shall mean the Invested Amount),

                           (vi) Liens in respect of goods consigned to the Company or any of its Subsidiaries in the ordinary course of business, including, without limitation, goods which are the subject of tolling agreements or manufacturing and servicing agreements to which the Company or any of its Subsidiaries is a party; provided that such Liens are limited to the goods so consigned and the goods which are the subject of such agreements,

                           (vii) Liens securing Debt owed to the Company or to a
                  wholly owned Subsidiary of the Company; and

                           (viii) the  replacement,  extension or renewal of any
                  Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b)  Mergers,  Etc.  Merge or  consolidate  with or  into,  or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Material Subsidiary to do so, except that (i) the Company may merge or consolidate with any other Person so long as the Company is the surviving corporation and (ii) any Material Subsidiary may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to (x) any other Subsidiary of the Company, (y) the Company or (z) any other Person, and in the case of this clause (z), so long as either (A) such Material Subsidiary is the surviving Person or
         (B) at least 75% of the consideration therefor received by the Company or any of its Subsidiaries is in the form of cash or other consideration that is converted into cash within 180 days after receipt thereof, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Subsidiary Debt. Permit any of its Subsidiaries that are not Subsidiary Guarantors to create or suffer to exist, any Debt other than:

                         (i) Debt owed to the Company or to a wholly owned Subsidiary of the Company,


                         (ii) Debt existing on the Effective  Date and described
                    on Schedule 5.02(c) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                         (iii) Debt secured by Liens permitted by Section 5.02(a)(v) aggregating for all of the Company's Subsidiaries not more than $50,000,000 at any one time outstanding,

                         (iv) unsecured Debt and Invested Amounts aggregating not more than $150,000,000 at any one time outstanding incurred by a special purpose financing Subsidiary of the Company,

                           (v) unsecured Debt aggregating not more than $50,000,000 at any time outstanding for all of the Company's Subsidiaries that are not Subsidiary Guarantors not otherwise permitted by this subsection (c),

                         (vi) Debt incurred under the Loan Agreements,

                         (vii) Debt ("Acquired Debt") of any Person that becomes
                    a Subsidiary of the Company after the date hereof that is existing at the time such Person becomes a Subsidiary of the Company (other than Debt incurred in contemplation of such Person becoming a Subsidiary of the Company), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Acquired Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by this Agreement and provided further that the principal amount of such Acquired Debt shall not be increased above the principal amount thereof (plus any undrawn lending commitments in respect thereof) outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, and

                           (viii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (d) Accounting Changes. Make or permit any change in the accounting policies or reporting practices applicable to the Company and its Consolidated Subsidiaries, except as required or permitted by generally accepted accounting principles.

                  (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the fundamental nature of the business of the Company and its Subsidiaries, taken as a whole, as carried on at the date hereof.

                  SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

                  (a) Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA of the Company and its Subsidiaries to Interest Expense for the four quarters most recently ended, in each case, by the Company and its Subsidiaries of not less than 4.25:1.00.

                  (b)  Debt  to  EBITDA   Ratio.   Maintain  a  ratio  of  Total
         Consolidated Debt to Consolidated EBITDA of the Company and its Subsidiaries for the four quarters most recently ended of not greater than the ratio set forth below for each period set forth below:

                           ----------------------------------------------------
                              Quarter Ending Ratio
                           ----------------------------------------------------
                           December 31, 2004                       4.75:1.00
                           ----------------------------------------------------
                           March 31, 2005                          4.50:1.00
                           ----------------------------------------------------
                           June 30, 2005                           4.25:1.00
                           ----------------------------------------------------
                           September 30, 2005                      4.00:1.00
                           ----------------------------------------------------
                           December 31, 2005                       3.75:1.00
                           ----------------------------------------------------
                           March 31, 2006                          3.75:1.00
                           ----------------------------------------------------
                           June 30, 2006                           3.25:1.00
                           ----------------------------------------------------
                           September 30, 2006                      3.25:1.00
                           ----------------------------------------------------
                           December 31, 2006 and                   3.00:1.00
                           thereafter
                           ----------------------------------------------------


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Company or any other Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Company or any other Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), (f), (j) or (k),
         5.02 or 5.03, or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

                  (d) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $25,000,000 (or the equivalent thereof in any other currency) or any Hedge Agreement the Agreement Value of which is at least $25,000,000 (or the equivalent thereof in any other currency) in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Hedge Agreement; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or Hedge Agreement and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or Hedge Agreement; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Company or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in any other currency) in the aggregate shall be rendered against the Company or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company); or
         (iii) any Person or two or more Persons acting in concert (other than directors or officers of the Company and its Subsidiaries) shall have acquired by contract or otherwise, a controlling influence over the management or policies of the Company; or

                  (i) Any ERISA Event shall have occurred in an amount exceeding $25,000,000; or

                  (j) The Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan for which the Company would reasonably be expected to become liable in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $5,000,000 per annum; or

                  (k) The Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, the Company is reasonably expected to become liable in connection with such reorganization or termination and as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000; or

                  (l) so long as any Subsidiary of the Company is a Designated Subsidiary, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing; or

                  (m) any provision of any Subsidiary Guaranty shall for any reason cease to be valid and binding on or enforceable against any Subsidiary Guarantor, or any Subsidiary Guarantor shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company and the other Borrowers, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company and the other Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and
(B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrowers than clause (a); provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrowers, which are expressly waived by each Borrower, to be held in the L/C Cash Collateral Account. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such LC Cash Collateral Account shall be returned to the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

                  SECTION 7.01. Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees, as a guarantee of payment and not of collection, the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all out-of-pocket expenses (including, without limitation, reasonable fees and expenses of outside counsel) incurred by the Agent or any other Lender in enforcing any rights under this Article VII. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any such Borrower to the Agent or any Lender under or in respect of this Agreement or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

                  SECTION 7.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of the Company under or in respect of this Article VII are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this
Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement (other than this Article VII), the Notes or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or the Notes or any other assets of any Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

                  (f) any failure of any Lender or the Agent to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to such Lender or the Agent (the Company waiving any duty on the part of the Lenders and the Agent to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender or the Agent that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or the Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that any Lender or the Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

                  (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Article VII and acknowledges that the guaranty under this Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Company hereby  unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender or the Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

                  (d) The Company hereby unconditionally and irrevocably waives any duty on the part of any Lender or the Agent to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries now or hereafter known by such Lender or the Agent.

                  (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender or the Agent against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article VII shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII, (b) the latest date of expiration or termination of all Letters of Credit and (c) the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders and the Agent, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article VII thereafter arising. If (i) the Company shall make payment to any Lender or the Agent of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed  Obligations and all other amounts payable under this
Article VII shall have been paid in full in cash, (iii) all Letters of Credit shall have expired to been terminated and (iv) the Termination Date shall have occurred, the Lenders and the Agent will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Article VII.

                  SECTION 7.05. Continuing Guaranty; Assignments. The guaranty under this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this
Article VII, (ii) the latest date of expiration or termination of all Letters of Credit and (iii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and the Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.


                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Lender (in its capacities as a Lender and Issuing Bank, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company or any other Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of the Loan Documents on the part of any Loan Party or the existence at any time of any Default or to inspect the property (including the books and records) of the Company or any other Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. CNAI and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, CNAI shall have the same rights, powers and duties under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CNAI in its individual capacity. CNAI and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if CNAI were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Company or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

                  SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION  8.05.  Indemnification.  (a)  Each  Lender  severally agrees to indemnify the Agent (to the extent not reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents that are payable by the Company hereunder, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

                  (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Company under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Company.

                  (c) The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent or any Issuing Bank for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Each of the Agent and each Issuing Bank agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this
Section 8.05 that are subsequently reimbursed by the Company.

                  SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Company, each other Borrower and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

                  SECTION 8.08. Other Agents. Each Lender hereby acknowledges that no syndication agent and no documentation agent nor any other Lender designated as any "Agent" (other than the Agent) on the signature pages or the cover hereof has any liability hereunder other than in its capacity as a Lender.


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

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase or extend the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Company under Section 7.01 or release or otherwise limit the Company's liability with respect to its obligations under Article VII, (g) reduce or limit the obligations of any Subsidiary Guarantor under Section 1 of its Subsidiary Guaranty or release or otherwise limit any Subsidiary Guarantor's liability with respect to its obligations under its Subsidiary Guaranty (other than as provided in the
Subsidiary Guaranty), provided, that the Subsidiary Guaranties shall be terminated by the Agent if the Public Debt Rating is BBB- (stable) from S&P and Baa3 (stable) from Moody's without the consent of any of the Lenders, or (h) amend this Section 9.01; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents and (y) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

                  SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or facsimile communication) and mailed, telecopied or delivered or
(y) to the  extent  set forth in  Section  8.02(b)  and in the  proviso  to this
Section 9.02(a), by electronic mail confirmed immediately in writing, if to the Company, at its address at Five Garret Mountain Plaza, West Paterson, New Jersey 07424, Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent; provided that materials required to be delivered pursuant to Section 5.01(k)(i), (ii) and (iv) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to the Company by the Agent. All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when deposited in the mails, telecopied or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier or facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) Materials required to be delivered pursuant to Section 5.01(k)(i), (ii) and (iv) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system reasonably approved by the Company (the "Platform"). Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

                  (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

                  (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses
(including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries (but excluding any such claim, damage, loss, liability or expense (A) to the extent resulting from such Indemnified Party's gross negligence or willful misconduct or (B) arising from a successful claim by the Company against such Indemnified Party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of Euros purchased by any Lender in the case of a Conversion or exchange of Advances in the case of
Section 2.08 or 2.12 exceeds the sum required to satisfy such Lender's liability in respect of such Advances, such Lender agrees to remit to the Company such excess.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be contingent or unmatured. Each Lender agrees promptly to notify the appropriate Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may with the consent of each Issuing Bank (which consent shall not be unreasonably withheld or delayed) and, if demanded by the Company (following a demand by such Lender pursuant to Section 2.11 or 2.14) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its Unissued Letter of Credit Commitment, the Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of (x) the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $15,000,000 or an integral multiple of $5,000,000 in excess thereof, in each case, unless the Company and the Agent otherwise agree and (y) the Unissued Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Company and the Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations (other than its obligations under Section 8.05 to the extent any claim thereunder relates to an event arising prior such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by any Loan Party of any of its obligations under this Agreement, any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

                  (d) The Agent shall  maintain  at its  address  referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the other Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company, the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by the Company or any other Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Any Lender  may,  in  connection  with any  assignment  or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to any Borrower received by it from such Lender.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then, in each case, only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to any Borrower received by it from such Lender, (d) as requested (after notice to the Company to the extent practicable) or required by any state, federal or foreign authority or examiner regulating banks or banking and (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document.

                  SECTION 9.09. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit E hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

                  (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

                  SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Euros into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Euros with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of the Company and each other Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Company and each other Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Company or such other Borrower such excess.

                  SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company and each other Borrower hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.14. No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by such Issuing Bank's willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

                  SECTION 9.15. Patriot Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor hereunder, which information includes the name and address of each borrower, guarantor or grantor hereunder and other information that will allow such Lender to identify such borrower, guarantor or grantor hereunder in accordance with the Act.

                  SECTION 9.16. Waiver of Jury Trial. Each of the Company, each other Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Loan Document or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               CYTEC INDUSTRIES INC.


                               By /s/
                               -----------------------------
                                   Title:


                               CITICORP NORTH AMERICA, INC.,
                                   as Agent


                               By /s/ Carolyn A Sheridan
                               -------------------------
                                   Title: Managing Director & Vice President


                               Initial Lenders
                               ---------------

                                   Lenders
                                   -------
Letter of Credit Commitment
---------------------------

$75,000,000                        CITIBANK, N.A.


                                   By /s/ Carolyn A Sheridan
                                   -------------------------
                                   Title: Managing Director & Vice President


$75,000,000       Total of the Letter of Credit Commitments

Revolving Credit Commitment
---------------------------
                               Arranger
                               --------

$45,581,395.35                     CITICORP NORTH AMERICA, INC.

                                   By /s/ Carolyn A Sheridan
                                   -------------------------
                                       Title: Managing Director & Vice President


                               Syndication Agents
                               ------------------

$40,697,674.42                     ABN AMRO BANK N.V.

                                   By /s/
                                   -------------------
                                       Title: Director

                                   By /s/
                                   --------------------
                                       Title: Associate

$40,697,674.42                     WACHOVIA BANK, NATIONAL ASSOCIATION

                                   By /s/
                                   -------------------
                                       Title: Director



                               Documentation Agents
                               --------------------
$26,046,511.63                     CALYON NEW YORK BRANCH

                                   By /s/ Scott R Chappelka
                                   ------------------------
                                       Title: Director

                                   By /s/ Michael Madnick
                                   ------------------------
                                       Title: Director

$26,046,511.63                     THE BANK OF NOVA SCOTIA

                                   By /s/Todd S Meller
                                   -------------------------
                                       Title: Managing Director

$26,046,511.63                     SUNTRUST BANK

                                   By /s/ Robert Bugbee
                                   -------------------------
                                       Title: Director

                                   Lenders
                                   --------

$17,906,976.74                     THE BANK OF NEW YORK

                                   By /s/ Ernest Fung
                                   -------------------------
                                       Title: Vice President

$17,906,976.74                       COMMERZBANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES


                                     By /s/
                                     ---------------------------------
                                         Title: Senior Vice President


                                     By /s/
                                     ---------------------------------
                                         Title: Vice President


$17,906,976.74                       FORTIS CAPITAL CORP.

                                     By /s/ John W Deegan
                                     ---------------------------------
                                         Title: Senior Vice President


                                     By /s/ Kathleen de Lathauwer
                                     ---------------------------------
                                         Title: Senior Vice President


$17,906,976.74                       BAYERISCHE HYPO-UND VERSEINSBANK AG,
                                     NEW YORK BRANCH


                                     By /s/
                                     ---------------------------------
                                         Title: Director

                                     By /s/
                                     ---------------------------------
                                         Title: Associate Director

$17,906,976.74                       PNC BANK, NATIONAL ASSOCIATION

                                     By /s/
                                     ---------------------------------
                                         Title: Senior Vice President


$17,906,976.74                       SUMITOMO MITSUI BANKING CORP.,
                                               NEW YORK

                                     By /s/ Edward McColly
                                     ---------------------------------
                                         Title: Vice President & Dept. Head

$16,279,069.77                       UFJ BANK LIMITED

                                     By /s/
                                     ---------------------------------
                                         Title:



$11,395,348.84                       BANK OF CHINA, NEW YORK BRANCH

                                     By /s/
                                     ---------------------------------
                                         Title: Chief Lending Officer



$9,767,441.86                        KBC BANK, N.V.

                                     By /s/ Robert M Surdamur
                                     ---------------------------------
                                         Title: Vice President

                                     By /s/ Robert Snauffer
                                     ---------------------------------
                                        Title: First Vice President


$350,000,000      Total of the Commitments


                                                                                                         SCHEDULE I
                                                                                              CYTEC INDUSTRIES INC.
                                                                                         FIVE YEAR CREDIT AGREEMENT
                                                                                         APPLICABLE LENDING OFFICES
---------------------------------------- -------------------------------------- --------------------------------------
        Name of Initial Lender                  Domestic Lending Office              Eurocurrency Lending Office
---------------------------------------- -------------------------------------- --------------------------------------
ABN AMRO Bank N.V.                       208 South LaSalle Street               208 South LaSalle Street
                                         Suite 1501                             Suite 1501
                                         Chicago, IL  60604                     Chicago, IL  60604
                                         Attn:  Loan Administration             Attn:  Loan Administration
                                         T:  312 992-5150                       T:  312 992-5150
                                         F:  312 992-5155                       F:  312 992-5155
---------------------------------------- -------------------------------------- --------------------------------------
Bank of China, New York Branch           410 Madison Avenue                     410 Madison Avenue
                                         New York, NY  10017                    New York, NY  10017
                                         Attn:  Elaine Ho                       Attn:  Elaine Ho
                                         T:  212 935-3101 x281                  T:  212 935-3101 x281
                                         F:  646 840-1798                       F:  646 840-1798
---------------------------------------- -------------------------------------- --------------------------------------
The Bank of New York                     One Wall Street                        One Wall Street
                                         21st Floor                             21st Floor
                                         New York, NY  10286                    New York, NY  10286
                                         Attn:  Terry Blackburn                 Attn:  Terry Blackburn
                                         T:  212 635-7938                       T:  212 635-7938
                                         F:  212 809-9060                       F:  212 809-9060
---------------------------------------- -------------------------------------- --------------------------------------
The Bank of Nova Scotia                  One Liberty Plaza                      One Liberty Plaza
                                         New York, NY  10006                    New York, NY  10006
                                         Attn:  Maryann Antolino                Attn:  Maryann Antolino
                                         T:  212 225-5124                       T:  212 225-5124
                                         F:  212 225-5254                       F:  212 225-5254
---------------------------------------- -------------------------------------- --------------------------------------
Bayerische Hypo-und Versinsbank AG,      150 East 42nd Street                   150 East 42nd Street
New York Branch                          New York, NY  10017                    New York, NY  10017
                                         Attn:  Tina Chung                      Attn:  Tina Chung
                                         T:  212 672-5688                       T:  212 672-5688
                                         F:  212 672-5691                       F:  212 672-5691
---------------------------------------- -------------------------------------- --------------------------------------
Calyon New York Branch                   1301 Avenue of the Americas            1301 Avenue of the Americas
                                         New York, NY  10019                    New York, NY  10019
                                         Attn:  Agnes Castillo                  Attn:  Agnes Castillo
                                         T:  212 2612-7669                      T:  212 2612-7669
                                         F:  212 459-3180                       F:  212 459-3180
---------------------------------------- -------------------------------------- --------------------------------------
Citicorp North America, Inc.             Two Penns Way                          Two Penns Way
                                         New Castle, DE  19720                  New Castle, DE  19720
                                         Attn:  Timothy Smith                   Attn:  Timothy Smith
                                         T:  302 894-6059                       T:  302 894-6059
                                         F:  302 894-6120                       F:  302 894-6120
---------------------------------------- -------------------------------------- --------------------------------------
Commerzbank AG, New York and Grand       2 World Financial Center               2 World Financial Center
Cayman Branches                          New York, NY  10281                    New York, NY  10281
                                         Attn:  Dianne Morgenegg                Attn:  Dianne Morgenegg
                                         T:  212 266-7562                       T:  212 266-7562
                                         F:  212 266-7593                       F:  212 266-7593
---------------------------------------- -------------------------------------- --------------------------------------


                                                                                                         SCHEDULE I
                                                                                              CYTEC INDUSTRIES INC.
                                                                                         FIVE YEAR CREDIT AGREEMENT
                                                                                         APPLICABLE LENDING OFFICES
---------------------------------------- -------------------------------------- --------------------------------------
        Name of Initial Lender                  Domestic Lending Office              Eurocurrency Lending Office
---------------------------------------- -------------------------------------- --------------------------------------
Fortis Capital Corp.                     3 Stamford Plaza                       3 Stamford Plaza
                                         301 Tresser Boulevard, 9th Floor       301 Tresser Boulevard, 9th Floor
                                         Stamford, CT  06901                    Stamford, CT  06901
                                         Attn:  Dana Wright                     Attn:  Dana Wright
                                         T:  203 705-5808                       T:  203 705-5808
                                         F:  203 705-5898                       F:  203 705-5898
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
KBC Bank, N.V.                           125 West 55th Street, 10th Floor       125 West 55th Street, 10th Floor
                                         New York, NY  10019                    New York, NY  10019
                                         Attn:  Rose Pagan                      Attn:  Rose Pagan
                                         T:  212 541-0657                       T:  212 541-0657
                                         F:  212 956-5581                       F:  212 956-5581
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
PNC Bank, National Association           First Side Center, 500 First Avenue    First Side Center, 500 First Avenue
                                         Pittsburgh, PA  15219                  Pittsburgh, PA  15219
                                         Attn:  Jack (John) Caracciolo          Attn:  Jack (John) Caracciolo
                                         T:  412 768-9973                       T:  412 768-9973
                                         F:  412 768-4586                       F:  412 768-4586
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Sumitomo Mitsui Banking Corp., New York  277 Park Avenue                        277 Park Avenue
                                         New York, NY  10172                    New York, NY  10172
                                         Attn:  Kimberly Dawn Rosario           Attn:  Kimberly Dawn Rosario
                                         T:  212 224-4392                       T:  212 224-4392
                                         F:  212 224-5197                       F:  212 224-5197
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
SunTrust Bank                            303 Peachtree Street, N.E.             303 Peachtree Street, N.E.
                                         10th Floor, Mail Code 1941             10th Floor, Mail Code 1941
                                         Atlanta, GA  30308                     Atlanta, GA  30308
                                         Attn:  Adra Walton                     Attn:  Adra Walton
                                         T:  404 588-8341                       T:  404 588-8341
                                         F:  404 575-2730                       F:  404 575-2730
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
UFJ Bank Limited                         55 East 52nd Street                    55 East 52nd Street
                                         New York, NY  10055                    New York, NY  10055
                                         Attn:  Marlin Chin                     Attn:  Marlin Chin
                                         T:  212 339-6392                       T:  212 339-6392
                                         F:  212 754-2368                       F:  212 754-2368
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Wachovia Bank, National Association      201 S. College Street                  201 S. College Street
                                         17th Floor                             17th Floor
                                         Charlotte, NC  28288                   Charlotte, NC  28288
                                         Attn:  Lekeisha Neely                  Attn:  Lekeisha Neely
                                         T:  704 374-6145                       T:  704 374-6145
                                         F:  704 715-0095                       F:  704 715-0095
---------------------------------------- -------------------------------------- --------------------------------------


                                                                Schedule 4.01(h)

                                      None

                                                      Schedule 4.01 (i)
                                    Owned and formerly owned properties
                                identified on either the NPL or CERCLIS
                                            or any analogous state list
Owned Properties:
-----------------
Alabama  Mobile
California        Azusa
Connecticut       Stamford
Connecticut       Wallingford
Florida           Brewster
Indiana           Michigan City
Illinois          Joliet
Louisiana         Fortier
Michigan Kalamazoo
New Jersey        Carteret
New Jersey        Linden (Warners Plant)
New Jersey        Linden Landfill
New Jersey        Woodbridge
Ohio              Marietta
Ohio              Painesville
Ohio              Perrysburg
Virginia                   Piney River (U.S. Titanium)
Washington        Longview
West Virginia     Willow Island
West Virginia     Piney River

Formerly Owned Sites:
---------------------
Alabama  Coosa Pines
Alabama  Demopolis
Arkansas Benton
California        Saugus
Florida           Santa Rosa*
Georgia           Chamblee
Georgia           Savannah
Maine             Sanford
Massachusetts     Concord
Michigan Escanaba
Mississippi       Monticello*
New Jersey        Albert Steel Drum
New Jersey        Keyport (Biddle Sawyer)
New Jersey        Manchester
New Jersey        Troy
New Jersey        D&J Trucking
New Jersey        Penns Neck
North Carolina    Charlotte*
Ohio              Hamilton
Pennsylvania      Bridgeville
Pennsylvania      Latrobe
Pennsylvania      New Castle
Pennsylvania      RSR
South Carolina    Georgetown
Tennessee         Chattanooga*
Texas             Fort Worth
Utah              Spanish Fork
Virginia          Damascus

*Cytec Industries Inc. has retained partial ownership of this site.

                                                                Schedule 4.01(j)

The following chart sets forth the locations listed on the CERCLA, NPL or CERCLIS or, to the knowledge of Company, the locations which are proposed for listing on the CERCLA, NPL, CERCLIS or any analogous state list to which Company or its subsidiaries have transported or arranged for the transportation of Hazardous Materials, or which are otherwise required to be listed on Schedule 4.01(j).

                            SITE NAME                     CITY          STATE
                            ---------                     ----          -----
San Gabriel, Area 2                                 Baldwin Park          CA
San Gabriel, Area 4                                 Puente Valley         CA
Gallup's Quarry                                     Plainfield            CT
Solvents Recovery Service of NE (SRSNE)             Southington           CT
Delaware Sand & Gravel                              New Castle Co.        DE
Ellis Road                                          Jacksonville          FL
Peak Oil                                            Tampa                 FL
Murphy Ave. Drum Site                               Atlanta               GA
Stoller Chemical Site                               Pelham                GA
Talbott County Landfill                                                   GA
Lake Calumet Cluster Site                           Chicago               IL
US Lead Refining (US Smelter & Lead Refinery)       East Chicago          IN
Calumet Container Site                              Hammond               IN
Smith's Farm                                        Louisville            KY
Cannons - Bridgewater (CEC)                         Bridgewater           MA
Silresim Chemical Corp.                             Lowell                MA
Rushton Street Landfill                             Sanford               ME
A-1 Disposal                                        Otsego                MI
Barrels, Inc. Site                                  Lansing               MI
Cork Street Landfill (Michigan Disposal Site)       Kalamazoo             MI
Metamora                                            Lapeer County         MI
Rose Township Dump                                  Oakland County        MI
Springfield Township Dump                           Oakland County        MI
Great Lakes Container Corp.                         St. Louis             MO
Westlake Landfill                                   Bridgeton             MO
Economy Products                                    Omaha                 NB
Cannons - Sylvester (Nashua)                        Nashua                NH
Cannons - Tinkham Garage                            Londonderry           NH
Bayonne Barrel & Drum                               Newark                NJ
Chemical Control                                    Elizabeth             NJ
Helen Kramer Landfill                               Mantua Township       NJ
Jonas-Sewell                                        Sewell                NJ

                            SITE NAME                     CITY          STATE
                            ---------                     ----          -----
King of Prussia                                     Winslow Township      NJ
Municipal Sanitary Landfill                         Kearny                NJ
Nascolite                                           Millville             NJ
SCP Carlstadt                                       Carlstadt             NJ
SCP Newark                                          Newark                NJ
Silsonix                                            Irvington             NJ
Syncon Resin, Inc.                                  South Kearny          NJ
White Chemical                                      Newark                NJ
Batavia Landfill                                    Batavia               NY
Byron Barrel & Drum                                 Byron Township        NY
Envirotek I                                         Tonawanda             NY
Envirotek II                                        Towawanda             NY
Roblin Steel                                        Tonawanda             NY
Laskin                                              Jefferson Twp.        OH
King Road Landfill                                  Lucas County          OH
Mobile Tank/Car                                     Cleveland             OH
Newport Wellfield                                   Washington Co.        OH
Van Dale Junkyard                                   Marietta              OH
XX Kem                                              Toledo                OH
Boarhead Farms Site                                 Bridgeton Twp.        PA
Bollinger Steel                                     Ambridge              PA
Quality Container                                   Philadelphia          PA
Cranston Site                                       Cranston              RI
Picillo Farm                                        Coventry              RI
SCRDI Bluff Road                                    Columbia              SC
Stoller Chemical                                    Jerico                SC
Archem                                              Houston               TX
Malone Service Company                              Fort Worth            TX
Many Diversified Interests, Inc.                    Houston               TX
Sonics                                              Ranger                TX
Cobalt Ponds                                        Toole County          UT
Fike-Artel Chemical, Inc.                           Nitro                 WV
West (Virginia) Ordnance Works                      Morgantown            WV


                   All of the sites listed on Schedule 4.01(i)
                      are incorporated by reference herein

                                                                Schedule 5.02(a)

                                      Liens



1. Liens on machinery and equipment of the Borrower located in the State of Connecticut to secure performance of the Borrower's grant obligations owing to the State of Connecticut or any political subdivision thereof in an aggregate principal amount not to exceed $2,500,000.

2. Liens under the Agreement of Ground Lease dated as of March 1, 2000 between the Borrower and Starwood Ceruzzi relating to the lease and possible sale of approximately 7 acres of land at Borrower's Stamford, Connecticut site.

3. Liens at the Borrower's Fortier, Louisiana facility under (a) ground lease between Borrower and Methanex Fortier Inc. dated October 1, 1999, (b) ground lease between Borrower and CYRO Industries dated as of July 1, 1976 and (c) a management assistance, services and utilities agreement by and between the Borrower and American Melamine Industries dated as of April 15, 1986, as amended and Liens at the Borrower's Wallingford, CT facility under a ground lease between Borrower and CYRO Industries dated as of August 1, 1980.

                                                                Schedule 5.02(c)


                                  Existing Debt

                                      None

                                U.S. $350,000,000


                           FIVE YEAR CREDIT AGREEMENT

                          Dated as of February 15, 2005

                                      Among

                              CYTEC INDUSTRIES INC.

                                   as Borrower


                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders


                          CITICORP NORTH AMERICA, INC.

                             as Administrative Agent


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       and
                               ABN AMRO BANK N.V.

                              as Syndication Agents


                             CALYON NEW YORK BRANCH
                             THE BANK OF NOVA SCOTIA
                                       and
                                  SUNTRUST BANK

                             as Documentation Agents


                                       and

                         CITIGROUP GLOBAL MARKETS INC.,

                        As Lead Arranger and Book Manager


                                TABLE OF CONTENTS
ARTICLE I

         SECTION 1.01.  Certain Defined Terms                                                1
                        ---------------------

         SECTION 1.02.  Computation of Time Periods                                         13
                        ---------------------------

         SECTION 1.03.  Accounting Terms                                                    13
                        ----------------

ARTICLE II

         SECTION 2.01.  The Advances and Letters of Credit                                  13
                        ----------------------------------

         SECTION 2.02.  Making the Advances                                                 13
                        -------------------

         SECTION 2.03.  Issuance of and Drawings and Reimbursement
                        Under Letters of Credit                                             15
                        -------------------------------------------

         SECTION 2.04.  Fees                                                                16
                        ----

         SECTION 2.05.  Termination or Reduction of the Commitments                         16
                        -------------------------------------------

         SECTION 2.06.  Repayment of Advances and Letter of Credit Drawings                 16
                        ---------------------------------------------------

         SECTION 2.07.  Interest on Advances                                                17
                        --------------------

         SECTION 2.08.  Interest Rate Determination                                         18
                        ---------------------------

         SECTION 2.09.  Optional Conversion of Advances                                     19
                        -------------------------------

         SECTION 2.10.  Prepayments of Advances                                             19
                        -----------------------

         SECTION 2.11.  Increased Costs                                                     20
                        ---------------

         SECTION 2.12.  Illegality                                                          20
                        ----------

         SECTION 2.13.  Payments and Computations                                           21
                        -------------------------

         SECTION 2.14.  Taxes                                                               22
                        -----

         SECTION 2.15.  Sharing of Payments, Etc.                                           23
                        ------------------------

         SECTION 2.16.  Evidence of Debt                                                    23
                        ----------------

         SECTION 2.17.  Use of Proceeds                                                     24
                        ---------------

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01               24
                        -----------------------------------------------------

         SECTION 3.02.  Initial Advance to Each Designated Subsidiary                       25
                        ---------------------------------------------

         SECTION 3.03.  Conditions Precedent to Initial Borrowing or Issuance.              26
                        -----------------------------------------------------

         SECTION 3.04.  Conditions Precedent to Each Borrowing or Issuance.                 27
                        --------------------------------------------------

         SECTION 3.05.  Determinations Under Section 3.01 and 3.02                          27
                        ------------------------------------------

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Company                       27
                        ---------------------------------------------

ARTICLE V

         SECTION 5.01.  Affirmative Covenants                                               30
                        ---------------------

         SECTION 5.02.  Negative Covenants                                                  34
                        ------------------

         SECTION 5.03.  Financial Covenants                                                 36
                        -------------------

ARTICLE VI

         SECTION 6.01.  Events of Default                                                   36
                        -----------------

         SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default            39
                        --------------------------------------------------------

ARTICLE VII GUARANTY                                                                        39

         SECTION 7.01.  Guaranty                                                            39
                        --------

         SECTION 7.02.  Guaranty Absolute                                                   39
                        -----------------

         SECTION 7.03.  Waivers and Acknowledgments                                         40
                        ---------------------------

         SECTION 7.04.  Subrogation                                                         41
                        -----------

         SECTION 7.05.  Continuing Guaranty; Assignments                                    41
                        --------------------------------

ARTICLE VIII

         SECTION 8.01.  Authorization and Action                                            41
                        ------------------------

         SECTION 8.02.  Agent's Reliance, Etc.                                              42
                        ---------------------

         SECTION 8.03.  CNAI and Affiliates                                                 42
                        -------------------

         SECTION 8.04.  Lender Credit Decision                                              42
                        ----------------------


         SECTION 8.05.  Indemnification                                                     42
                        ---------------

         SECTION 8.06.  Successor Agent                                                     43
                        ---------------

         SECTION 8.07.  Sub-Agent                                                           43
                        ---------

         SECTION 8.08.  Other Agents.                                                       43
                        -------------

ARTICLE IX

         SECTION 9.01.  Amendments, Etc.                                                    43
                        ---------------

         SECTION 9.02.  Notices, Etc.                                                       44
                        ------------

         SECTION 9.03.  No Waiver; Remedies                                                 45
                        -------------------

         SECTION 9.04.  Costs and Expenses                                                  45
                        ------------------

         SECTION 9.05.  Right of Set-off                                                    46
                        ----------------

         SECTION 9.06.  Binding Effect                                                      46
                        --------------

         SECTION 9.07.  Assignments and Participations                                      46
                        ------------------------------

         SECTION 9.08.  Confidentiality                                                     48
                        ---------------

         SECTION 9.09.  Designated Subsidiaries                                             48
                        -----------------------

         SECTION 9.10.  Governing Law                                                       48
                        -------------

         SECTION 9.11.  Execution in Counterparts                                           49
                        -------------------------

         SECTION 9.12.  Judgment                                                            49
                        --------

         SECTION 9.13.  Jurisdiction, Etc.                                                  49
                        -----------------

         SECTION 9.14.  No Liability of the Issuing Banks                                   49
                        ---------------------------------

         SECTION 9.15.  Patriot Act                                                         50
                        -----------

         SECTION 9.16.  Waiver of Jury Trial                                                51
                        --------------------


                                      iii

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 4.01(h) - Environmental Compliance

Schedule 4.01(i) - Environmental Disclosure

Schedule 4.01(j) - Locations

Schedule 5.02(a) - Existing Liens

Schedule 5.02(c) - Existing Debt




Exhibits

Exhibit A        -   Form of Note

Exhibit B        -   Form of Notice of Borrowing

Exhibit C        -   Form of Assignment and Acceptance

Exhibit D        -   Form of Opinion of Counsel for the Company

Exhibit E        -   Form of Designation Agreement

Exhibit F        -   Form of Subsidiary Guaranty




                                       iv